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Exhibit (a)(1)(E)

        Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

The Medicines Company

at
$85.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated December 5, 2019
by

Medusa Merger Corporation

an indirect wholly owned subsidiary of

NOVARTIS AG

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF FRIDAY, JANUARY 3, 2020, UNLESS THE OFFER IS EXTENDED.

December 5, 2019

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated December 5, 2019 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Medusa Merger Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Novartis AG, a company organized under the laws of Switzerland ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of The Medicines Company, a Delaware corporation (the "Company"), at a price of $85.00 per Share, net to the seller in cash (the "Offer Price"), without interest thereon and subject to any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

        Also enclosed is the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

        THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT THE STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:

  1.
  The Offer Price for the Offer is $85.00 per Share, net to the seller in cash, without interest and subject to any tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Company's board of directors has unanimously (i) declared the Merger Agreement (as defined below) and the transactions contemplated thereby (the "Transactions"), including the Offer and the Merger (as defined below), advisable and in the best interests of the Company and the Company's stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) determined to recommend that the stockholders of the Company (other than Parent and its subsidiaries) accept the Offer and tender their Shares to Purchaser pursuant to the Offer, (iv) assuming the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 5.10 of the Merger Agreement, resolved to take all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the Delaware General Corporation Law ("DGCL") and any other applicable law with respect to a "moratorium," "control share acquisition," "business combination," "fair price" or other forms of anti-takeover laws or regulations that may purport to be applicable, will not apply to the Company with respect to or as a result of the Merger Agreement or the Transactions and (v) agreed and authorized that the Merger be governed by Section 251(h) of the DGCL and consummated as soon as practicable following the consummation of the Offer.

  4.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 23, 2019 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into the Company (the "Merger") without a vote of the stockholders of the Company in accordance with Section 251(h) of the DGCL and the Company will survive the Merger as an indirect wholly owned subsidiary of Parent. At the effective time of the Merger, each Share then outstanding (other than Shares owned by the Company, Parent, Purchaser, any other subsidiary of Parent or any subsidiary of the Company or that are held in the Company's treasury, or by any stockholders who properly demand and perfect their appraisal rights under the DGCL) will be automatically converted into the right to receive the Offer Price, in cash, without interest and subject to tax withholding.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF FRIDAY, JANUARY 3, 2020 (THE "OFFER EXPIRATION TIME"), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM "OFFER EXPIRATION TIME" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

  6.
  The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered pursuant to the Offer and "received" by the "depository" (as such terms are defined in Section 251(h) of the DGCL) and not properly withdrawn prior to 12:00 Midnight, New York City time, at the end of the day of Friday, January 3, 2020 (unless the Offer is extended), the number of Shares that (together with any Shares owned by Parent and its affiliates) represent at least a majority of Shares outstanding at Offer Expiration Time (the "Minimum Tender Condition"). The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the absence of a legal restraint making consummation of the Offer or the Merger illegal or otherwise prohibited or imposing a Substantial Detriment (as defined in the Merger Agreement), and other customary conditions as described in Section 14—"Conditions of the Offer" of the Offer to Purchase. A summary of the principal terms of the Offer appears on pages 1-8 of the Offer to Purchase. You should read the Offer to Purchase carefully before deciding whether to tender your Shares.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Innisfree M&A Incorporated, which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

        YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE OFFER EXPIRATION TIME.

        Payment for Shares accepted for payment in the Offer will be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the "Depositary") of (i) the certificates for the Shares, together with a Letter of Transmittal, properly completed and duly executed (or a manually executed facsimile thereof), with any required signature guarantees, or (ii) in the case of a transfer effected under the book-entry transfer procedures described in Section 3 of the Offer to Purchase—"Procedure for Tendering Shares," either a Letter of Transmittal, properly completed and duly executed (or manually executed facsimile thereof), with any required signature guarantees, or an Agent's Message as described in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase and any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates with respect to Shares are actually received by the Depositary.

        UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

The Medicines Company

at
$85.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated December 5, 2019
by

Medusa Merger Corporation

an indirect wholly owned subsidiary of

NOVARTIS AG

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated December 5, 2019 (as it may be amended from time to time, the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share (the "Shares"), of The Medicines Company, a Delaware corporation (the "Company").

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the "Depositary") will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:(1)		SIGN HERE
Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

Dated:

(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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  Exhibit (a)(1)(E)